EXHIBIT 10.2

AMENDED ROYALTY AGREEMENT

This Amended Royalty Agreement (the “Agreement”) is entered into as of this 12th day of September, 2016 (the “Effective Date”) by and between Ecosphere Development Company LLC, a Washington limited liability company (the “Company”), and Brisben Water Solutions LLC (“Brisben” and together with the Company, the “Parties”). For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.

Term. This Agreement shall remain in effect from the Effective Date through June 2, 2046 (the “Term”).

2.

Payment of Royalties. During the Term, the Company shall pay Brisben an amount equal to 7% of the gross lease revenue actually received by the Company on a cash basis from the Company’s first Tier 2 Grow Facility located in Finley County, Washington which becomes operational (the “Royalties”). The obligation to pay the Royalties shall not be dependant on the identity of the operator  and shall continue regardless of changes in the identity of the operator  during the Term. Royalties shall be paid within ten business days of actual receipt of lease funds by the Company. For avoidance of doubt, the Company plans to develop and build additional Tier 2 Grow Facilities on the land it is leasing in Finley County, Washington, and Brisben shall not be entitled to receive any Royalties from any other Tier 2 Grow Facilities. The Royalties shall have priority of payment over all other debts, obligations and liabilities of the Company other than (i) payments owed to _______________ pursuant to that certain Senior Secured Promissory Note and Business Consulting Agreement, each dated as of June 27, 2016, and (ii) all land lease payments by the Company with respect to the land on which the Tier 2 Grow Facility is located.

3.

Books and Records.  The Company shall maintain full and accurate books and records related to the receipt of lease revenue and shall offer Brisben or his authorized representatives a reasonable opportunity, during business hours and on at least 24 hours' prior notice, to conduct an examination of the Company’s books and records relating to this Agreement in order to ensure that the Company is meeting its obligations to Brisben as provided in Section 2 of this Agreement.  In the event that any review of the books and records of the Company indicates that it has failed to properly account to Brisben and the amount due Brisben is in excess of 5% of amounts actually paid, the Company shall promptly pay to Brisben the sum due together with 10% per annum interest calculated on a 360 day year and any costs including professional fees incurred by Brisben in reviewing the books and records of the Company.

4.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

5.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

6.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next business day delivery, or by email followed by overnight next business day delivery as follows:

Brisben:

Brisben Water Solutions LLC

23 N. Beach Road

Jupiter Island, FL 33455

Attn:  William Brisben

Email:  ___________________

with a copy to:

Dinsmore & Shohl LLP

Fifth Third Center

One South Main Street, Suite 1300

Dayton, OH 45402

Attn: Steven R. Watts, Esq.

Email: steve.watts@dinsmore.com

The Company:

3515 SE Lionel Terrace

Stuart, Florida 34997

Attention: Dennis McGuire

Email: dennismcguire1@mac.com

with a copy to:

Nason, Yeager, Gerson, White

& Lioce, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

Attention:  Michael D. Harris

Email:  mharris@nasonyeager.com

or to such other address as any of them, by notice to the other may designate from time to time.  Time shall be counted to, or from, as the case may be, the date of delivery.

7.

Attorneys’ Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

8.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

9.

Additional Documents.  The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

10.

Governing Law.  All claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of Washington without regard to choice of law considerations.

11.

Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF the parties hereto have set their hand as of the date first above written.

ECOSPHERE DEVELOPMENT COMPANY LLC

By:
Dennis McGuire, Manager

BRISBEN WATER SOLUTIONS LLC

By:
William Brisben, Manager

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